Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 1, 2023, in the Registration Statement (Form F-1) and related Prospectus of Oddity Tech Ltd. dated June 23, 2023.

/s/ KOST, FORER, GABBAY & KASIERER
Tel Aviv, Israel	KOST, FORER, GABBAY & KASIERER
June 23, 2023	A Member of EY Global